Alder Confidential + Delivers Compelling Value to Stakeholders and Advances Efforts to Commercialize Eptinezumab Globally September 16, 2019 ® Exhibit 99.9

Transaction Overview Lundbeck’s patient focus in neurology is closely aligned with Alder’s Lundbeck shares our confidence in eptinezumab’s tremendous potential Enhances eptinezumab’s ability to reach migraine patients around the world Creates immediate and significant value for Alder shareholders Value & Structure $1.95 Billion (via tender offer) Consideration $18.00 per share in cash + 1 Contingent Value Right (CVR) per share that provides a one-time cash payment of $2.00 per share upon approval of eptinezumab by the EMA Path to Close Expected to close in five to eight weeks Subject to customary closing conditions & receipt of required transaction-related regulatory approvals Governance Lundbeck CEO to lead combined company Lundbeck Board of Directors to remain in place TERMS

Who is Lundbeck? Global leader in neuroscience research and the development & commercialization of innovative therapies in neurology Strong, established portfolio of commercialized therapies across four neurology areas – Alzheimer's, depression, Parkinson's & schizophrenia Products registered in 100+ countries Headquartered in Copenhagen, Denmark ~5,000 employees worldwide U.S. operations based in Deerfield, Illinois Recognizes the contributions of our talented team, strength of our pipeline, our commitment to serving patients with unmet needs & our success in changing the treatment paradigm for migraine prevention “We are tirelessly dedicated to restoring brain health, so every person can be their best.”

Strategic Rationale We have made tremendous strides in advancing the treatment paradigm for migraine prevention to address significant unmet patient needs As we look to the commercialization of eptinezumab, we are confident Lundbeck’s global scale & proven product launch experience will help position eptinezumab for successful global launches Lundbeck shares our confidence in eptinezumab’s tremendous potential and will enable it to reach more patients around the world Lundbeck expects to leverage our expertise in antibody development, explore additional indications for eptinezumab & continue the development of ALD1910 Shared commitment to serving patients with high unmet needs & to discovering, developing and commercializing novel therapies to improve the lives of those suffering from debilitating conditions

Next Steps: Timing and Integration Plan Timing to Close Transaction expected to close in five to eight weeks Until then, Alder & Lundbeck continue to operate as separate, independent companies It is business as usual; remain focused on day-to-day responsibilities & continue progress on Alder’s 2019 corporate goals, including eptinezumab’s U.S. launch Integration Planning Still early in the process & many decisions are yet to be made Between now and close, we will form an integration planning team comprising Alder and Lundbeck leadership to begin planning how our organizations will come together. While some activities, such as further hiring of the field team, will stop at this point, we will continue the vast majority of our eptinezumab launch preparation activities until closing No decisions concerning organizational structure will be finalized before the close We are committed to keeping you informed & will provide additional details as we have updates to share

What this Means for You 2019 Bonus 2019 bonuses will be paid to all eligible employees upon closing of the transaction Stock Lundbeck will commence a tender offer to acquire all of the outstanding shares of Alder: $18.00 per share in cash + 1 CVR per share entitling you to $2.00 per share upon eptinezumab’s approval by the EMA You may participate in the tender offer with respect to any shares of Alder stock you own Options Upon closing, all options (vested & unvested) will vest and be automatically exchanged for the transaction consideration If you would like to do so, you may continue to exercise vested options prior to the close at your discretion, subject to normal terms Will be paid through payroll, net of withholding taxes RSUs / PSUs RSUs and PSUs will vest upon closing of the transaction and be settled in cash for $18.00 per share + 1 CVR per share entitling you to $2.00 per share upon eptinezumab’s approval by the EMA Will be paid through payroll, net of withholding taxes Relocation No change to existing practices with respect to relocation payments and benefits NOTE: Taxes related to options, RSUs and PSUs will be withheld at the federal supplemental tax rate of 22.0%. You may be subject to taxes at a higher rate; please consult with your tax professional about how this impacts you.

Severance Details Senior Manager and Below Severance of 4 months for employees at the level of Senior Manager and below plus an additional 2 weeks of base salary for each year of service (12 month maximum) Payable upon termination without cause or by employee for good reason Associate Director to Sr. Director Severance of 6 months for employees at the Director, Senior Director, Associate Director, Corporate Counsel and Sales Leader levels (including Area Sales Directors and Division Sales Managers), plus an additional 2 weeks of base salary for each year of service (12 month maximum) Payable upon termination without cause or by employee for good reason VP/SVP 9 months base salary and 9 months pro-rated target bonus plus 1 month (base salary and pro-rated target bonus) per year of service (maximum of 1x base salary + target bonus) Payable upon termination without cause or by employee for good reason Eligible employees Alder employees as of September 16, 2019; and Alder employees who commence employment based on an offer of employment made prior to September 16, 2019 Healthcare COBRA reimbursement to be provided for applicable severance period Term of Program Revised severance plan will provide that it will remain in place until January 1, 2021, after which it may be revised or eliminated

Committed to Transparency Committed to providing updates as we move through process Encourage you to review the materials uploaded to our intranet site Email questions to info@alderbio.com

Reminders Letter, FAQ & Infographic We encourage you to read the materials you have received Ongoing Updates Please visit the intranet set regularly to ensure you have the latest information We Remain Independent Companies Communications with Lundbeck to be coordinated by the leadership team & integration leads; no interaction with Lundbeck before the transaction closes unless directed by member of the leadership team or approved by counsel Designated Spokespeople Forward media or investor inquiries to Laura Cooper or Carlos Campoy Thank you For your contributions to improvement lives, commitment to our patients, and enthusiasm for Alder

The Lundbeck Film: 100 Years

Notice to Investors Forward-Looking Statements Notice to Investors The tender offer (the Offer) for the outstanding common stock of Alder referred to in this company communication has not yet commenced. The description contained in this communication is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Lundbeck and Purchaser will file with the U.S. Securities and Exchange Commission (the SEC). The solicitation and offer to buy the common stock of Alder will only be made pursuant to an offer to purchase and related tender offer materials. At the time the Offer is commenced, Lundbeck will file a tender offer statement on Schedule TO and thereafter Alder will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the Offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. ANY HOLDERS OF SHARES ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The offer to purchase, the related letter of transmittal and the solicitation/recommendation statement will be made available for free at the SEC’s website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents will be made available by Lundbeck and when available may be obtained by directing a request to the Information Agent for the tender offer which will be named in the Schedule TO. Copies of the documents filed with the SEC by Alder will be available free of charge on Alder’s internet website at http://investor.alderbio.com/financial-information/sec-filings or by contacting Alder’s investor relations contact at +1 (212) 362-1200. In addition to the offer to purchase, the related letter of transmittal and certain other tender offer documents filed by Lundbeck, as well as the solicitation/recommendation statement filed by Alder, Alder will also file annual, quarterly and current reports with the SEC.  You may read and copy any reports or other information filed by Lundbeck or Alder at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Alder’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov. Safe Harbor/Forward-Looking Statements This communication contains forward-looking information related to Lundbeck, Alder and the proposed acquisition of Alder by Lundbeck that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this document include, among other things, statements about the potential benefits of the proposed acquisition, the anticipated contingent value right payment, anticipated royalties, earnings dilution and accretion, and growth, Lundbeck’s and Alder’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of Lundbeck and Alder, Alder’s product pipeline and portfolio assets, Alder’s ability to achieve certain milestones that trigger the contingent value right payment, the anticipated timing of closing of the proposed acquisition and expected plans for financing the proposed acquisition. Risks and uncertainties include, among other things, risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to how many of Alder’s stockholders will tender their shares in the tender offer and the possibility that the acquisition does not close; the possibility that competing offers may be made; risks related to obtaining the requisite consents to the acquisition, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals and the risk that one or more governmental entities may deny approval); risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits and accretion from the proposed acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the proposed acquisition on the market price of Lundbeck’s common stock, Lundbeck’s credit ratings and/or Lundbeck’s operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies, including government-mandated price decreases for Lundbeck’s products; future business combinations or disposals; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; the uncertainty that the milestones for the CVR payment may not be achieved in the prescribed timeframe or at all; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from Lundbeck’s and Alder’s clinical studies; whether and when drug applications may be filed in any jurisdictions for any potential indication for any of Lundbeck’s or Alder’s pipeline assets; whether and when any such applications may be approved by regulatory authorities, which will depend on myriad factors, including making a determination as to whether the product’s benefits outweigh its known risks and determination of the product’s efficacy and, if approved, whether any such products will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of any such products; and competitive developments. Neither Lundbeck nor Alder undertakes any obligation to update these forward-looking statements (whether as a result of new information, future events or otherwise) except to the extent otherwise required by law. A further description of risks and uncertainties relating to Alder can be found in Alder’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and https://www.alderbio.com/. These forward-looking statements are based on numerous assumptions and assessments made by Lundbeck and Alder in light of their respective experiences and perceptions of historical trends, current conditions, business strategies, operating environment, future developments and other factors they believe are appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication could cause Lundbeck's plans with respect to Alder, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in the forward-looking statements in this communication are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this communication.  Certain assumptions made by Lundbeck are required by Danish Securities Law for full disclosure of material corporate information. Some assumptions, including assumptions relating to sales associated with product that is prescribed for unapproved uses, are made considering past performances of other similar drugs for similar disease states or past performance of the same drug in other regions where the product is currently marketed. It is important to note that although physicians may, as part of their freedom to practice medicine in the US, prescribe approved drugs for any use they deem appropriate, including unapproved uses, at Lundbeck, promotion of unapproved uses is strictly prohibited.

Closing Slide